SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8 KSB
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                January 14, 2000
                                -----------------
                                (Date of Report)

                                    CBQ, Inc.
                                    ---------
             (Exact name of registrant as specified in its charter)

                                    Colorado
                                    --------
                 (State or other jurisdiction of incorporation)

      33-14707-NY                                       84-1047159
      -----------                                       ----------
(Commission File Number)                    (IRS Employer Identification Number)


             4851 Keller Springs Rd., Ste. 228, Dallas, Texas 75248
             ------------------------------------------------------
          (Address of principal executive offices including zip code)


                                 (972) 732-1100
                                 --------------
              (Registrant's telephone number including area code)

                                 Not Applicable
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 1. Change in Control of Registrant: See Item 2, below.

Item 2. Acquisition or Disposition of Assets: As previously reported on a Form 8-KSB dated December 22, 1999, which was filed on January 6, 2000, CBQ, Inc., a Colorado corporation (CBQI or the Company), entered into a reorganization agreement (Reorganization Agreement) with ChinaSoft, Inc. and the shareholders of ChinaSoft. The due diligence period under the Reorganization Agreement concluded and closing under the agreement occurred on January 14, 2000.

The closing resulted in the Company acquiring all of the outstanding stock of ChinaSoft in a stock-for-stock exchange. ChinaSoft is now a wholly-owned subsidiary of the Company and the shareholders of ChinaSoft have acquired a controlling interest in the Company. The reorganization was structured as a tax-free triangular merger. There was neither a change of name of the Company or a change in the capitalization of the Company.

The Company, under the Reorganization Agreement, issued and delivered thirty million shares of its restricted common stock to the shareholders of ChinaSoft on a pro rata basis. The shares issued constitute approximately 51% of the outstanding proprietary interest of CBQI on a fully diluted basis. The shares issued were fully paid for and are non assessable and restricted, as defined in Regulation D and Rule 144 of the Securities Act of 1933, as amended.

On closing, Messrs. John Harris, Greg Allen and Richard Schwartz were joined on the board by Mr. Bart S. Fisher (who was appointed to act as Chairman), Mr. J. Patrick Dowd, Ms. Song Zhi De, and Mr. Chang Guomin. The executive officers of the Company remained Unchanged. The directors of ChinaSoft remained unchanged. They are Bart S. Fisher (who also serves as Chairman), Song Zhi De and Xu Ying.

A description of the business of ChinaSoft and a biographical profile of some of the new directors may be found in the Form 8-KSB of the Company dated December 22, 1999, and filed January 6, 2000.

Item 3. Bankruptcy or Receivership: Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant: Not Applicable.

Item 5. Other Events: None.

Item 6. Resignation of Registrant's Directors: Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits: Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CBQ, Inc.
(Registrant)


By: /s/ John Harris
   ------------------------------------
   John Harris, Chief Executive Officer


Date: January 31, 2000